HADRO  RESOURCES,  INC.
                                        145  TYEE  ROAD  #1526
                                      POINT  ROBERTS,  WA.  20549

JUNE  15,  1999

DONN  CAPITAL  CORP.
204-5405  12TH  AVENUE
DELTA,  B.C.,  CANADA  V4M  2B2

RE:  TERMINATION  OF  AGREEMENT  TO  PURCHASE,  DATED  AUGUST  1,  1998

DEAR  FRANK:

THIS IS TO INFORM YOU THAT THE DIRECTORS OF HADRO RESOURCES, INC. HAVE MADE THE DECISION AS OF JUNE 15, 1999, NOT TO EXERCISE THE OPTION AS PER THE AGREEMENT WITH DONN CAPITAL CORP., DATED AUGUST 1, 1998.

YOURS  TRULY,

/s MARILYN  RAFTER

CC:  BOARD  OF  DIRECTORS




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